Exhibit 99.1

Federated Hermes, Inc. completes acquisition of 80% majority interest in FCP Fund Manager, L.P.
•FCP® is a privately held multifamily real estate investment manager with client assets of $3.5 billion (December 31, 2025)
•Extends Federated Hermes’ real estate footprint into major US markets, complementing its long-established UK platform
•Strengthens Federated Hermes’ commitment to expanding its private markets/alternatives capabilities, particularly in the United States
•Expands FCP’s institutional platform to support its continued growth
(PITTSBURGH, Pa., April 9, 2026) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today announced the completion of its previously announced acquisition of an 80% majority interest in FCP Fund Manager, L.P. (FCP®), a privately held US real estate investment manager based in Chevy Chase, Maryland. In connection with the closing, FCP Fund Manager, L.P. converted to a Delaware limited liability company named Federated Hermes FCP Manager, LLC.
As previously stated, the aggregate purchase price of up to $331 million includes $215.8 million in cash, $23.2 million in Federated Hermes Class B common stock, and potential contingent consideration of up to $92 million over multiple periods.
Founded as a specialist in the US multifamily sector, FCP® invests across the US multifamily asset class through predominantly equity and several debt vehicles. Since inception, the firm has invested in, operated, and/or financed more than $14.8 billion in gross asset value, including more than 75,000 multifamily units, and today manages portfolios from six US offices with deep local coverage across 19 priority markets. FCP’s® 75-plus-member team will continue operating from its existing locations.
This completed transaction aligns with Federated Hermes’ strategy to expand its private markets and alternatives capabilities globally, building on its existing $19.1 billion Alternatives platform across Private Equity, Private Credit, Infrastructure, Real Estate, and Market Neutral strategies (data as of December 31, 2025). The acquisition also complements Federated Hermes’ longstanding UK real estate operations, which had $5.3 billion in assets under management as of December 31, 2025.
J. Christopher Donahue, President and Chief Executive Officer, Federated Hermes, said: “We are pleased to complete this strategically important acquisition, which accelerates our entry into the US real estate market at a time when the multifamily sector is characterized by strong fundamentals and durable demand. FCP’s long-standing track record of delivering attractive risk-adjusted returns, together with its deep local market knowledge, provides an exceptional platform for long-term growth.”

MEDIA:    MEDIA:    ANALYSTS:
Johnny Weir +44(0)7990 565211    Ed Costello 412-288-7538    Ray Hanley 412-288-1920

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“This alliance enables us to expand our private markets offering for clients and reinforces our commitment to building a diversified, high-quality alternatives business aligned with the long-term structural opportunities we continue to see in real estate.”
Esko Korhonen, Founding Managing Partner, FCP®, said: “Today marks an exciting new chapter for FCP. Joining Federated Hermes strengthens our institutional foundation and provides the resources to support our next phase of growth while enabling us to expand our leadership position in US living-sector assets.”
“Federated Hermes shares our values and long-term investment philosophy, and we are confident this alliance will benefit our clients, stakeholders, and the communities where we invest.”
About Federated Hermes
Federated Hermes, Inc. (NYSE: FHI) is a global leader in active investment management, with $902.6 billion in assets under management, as of December 31, 2025. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com/us.
About FCP®
FCP® is a privately held real estate investment company that has invested in or financed more than $14.8 billion in gross asset value since its founding in 1999. FCP® invests directly and with operating partners in commercial and residential assets. The firm makes equity and structured investments in income-producing and development properties. Based in Chevy Chase, MD, FCP® invests both its commingled, discretionary funds and separate accounts targeted at major real estate markets in the United States. For further information on FCP®, please visit fcpdc.com.
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This press release contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding Federated Hermes’ plans, expectations, goals and projections relating to the acquisition of FCP®, including statements relating to the expected expansion of Federated Hermes’ private market offerings and FCP’s leadership position. The forward-looking statements included in this press release involve risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Federated Hermes has based these forward-looking statements on current expectations and

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assumptions about future events, taking into account information currently known by Federated Hermes. While Federated Hermes considers these expectations and assumptions to be reasonable, any forward-looking statement, and Federated Hermes’ level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Federated Hermes nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.